UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2014

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Hannover House, Inc.

(Exact name of registrant as specified in its charter)

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Wyoming	000-28723	91-1906973
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

1428 Chester Street, Springdale, AR 72764
(Address of Principal Executive Offices) (Zip Code)

479-751-4500
(Registrant’s telephone number, including area code)

f/k/a "Target Development Group, Inc."

f/k/a "Mindset Interactive Corp."

330 Clematis Street, Suite 217, West Palm Beach, Florida 33401 (561) 514-0936
(Former name or former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

a). JSJ Investments - Hannover House, Inc. (“Company”) has entered into an agreement with JSJ Investments for the purchase of qualifying, aged debts, including an allocation of revenues for the Fantastic Films, Inc. obligation, and a payment to the National Bank of California to commence a mutually agreed and beneficial settlement structure. While it was the Company’s preference to defer any such transactions until after S.E.C. Edgar publication of the Company’s Form 10 Registration, the creditor pressures from the above two beneficiaries mandated the immediate closing of this transaction. In consideration for the funding of $108,000 by JSJ Investments, the Company authorized the issuance of 8,974,359 shares of Common stock and a promissory note for $38,000 due in June, 2015.

b). Supplier Studios – Company has executed distribution / sales agency agreements with two independent video labels / studios. Effective Jan. 1, 2015, new video releases from Green Apple Entertainment, Inc. (Florida Corporation) and Fever Dreams, Inc. (New Jersey Corporation) will be handled exclusively under the label venture being managed for Company by V.P. Tom Sims. A schedule of initial new releases titles from these two supplier labels is included in the Company’s Form 10 Registration, and will be separately promoted through press releases and other forms of public communication. Initial sales estimates for 2015, based on current releases and sales activities for these two labels, show an anticipated range of between $3.5-million and $5-million, supplemental to all other revenues of the Company.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a). Officer Salary – In respect of the enhanced release activities and anticipated revenues for the Company, effective January 1, 2015, the base, annual salary for Eric Parkinson will be restored to its original level of one-hundred-eighty-thousand dollars (USD $180,000); for the past two years, Parkinson had agreed to a reduced salary.

b). Board Membership – Subject to coverage by a “director’s & officers” liability insurance policy, Tom Sims has agreed to join the Hannover House, Inc. board of directors, effective upon activation of said D&O insurance. The Company is seeking two (2) additional, qualified candidates to join the Board of Directors and to bring the total to five (5).

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

a). Annual Shareholder’s Meeting / Annual Report - Company has amended the Articles of Incorporation, and filed same with the Wyoming Secretary of State, to enable the Board of Directors to reserve the option of issuing an “annual report” for Shareholders, in lieu of, or in addition to, an Annual Shareholder’s Meeting. As of the date of this Form 8 filing, the Board has not decided on the date, location or need for an Annual Shareholder’s Meeting covering the year ending 12/31/2014. Formal meetings / gatherings were held in January in 2011, 2012 and 2013 (covering activities in the prior years), which meetings were conducted in Fayetteville, Arkansas to limited Shareholder attendance. In response to Shareholder requests, the Annual Shareholder’s Meeting held in February, 2014 (for the year ending 12/31/2013) was held in New York City, which also generated limited attendance while costing the Company many thousands of dollars more than the prior three meetings. The Company is requesting feedback and suggestions from Shareholders regarding the issue of an Annual Shareholder’s Meeting vs. an Annual Report, or both; and if a meeting were to be held, suggestions for location / venue and dates.

SECTION 8 — OTHER EVENTS

Item 8.01

Other Events.

a). Form 10 Registration Filing - Company has completed all requested revisions and formatting changes to the Form 10 Registration Statement, which is being submitted to MacReportMedia for filing with the S.E.C. Edgar database. It is Company’s intention to seek uplisting to the OTC “QB” board upon S.E.C. acceptance of registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 15, 2014	Hannover House, Inc.
	By	/s/ Eric F. Parkinson
Name: Eric F. Parkinson Title: C.E.O.

INDEX TO EXHIBITS

Exhibit No.	Description
1	Not Applicable.